Angel Oak Mortgage REIT, Inc. Reports Third Quarter 2023 Financial Results

Company demonstrates impact of growth strategy with expansion of net interest margin accompanied by further reductions in operating expenses

ATLANTA – November 7, 2023 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter ended September 30, 2023.

Third Quarter Highlights
•Q3 2023 GAAP net income of $8.3 million, or $0.33 per diluted share of common stock.
•Q3 2023 Distributable Earnings of $(8.6) million, or $(0.35) per diluted share of common stock.
•GAAP book value of $9.29 per share of common stock as of September 30, 2023.
•Economic book value of $13.20 per share of common stock as of September 30, 2023.
•Declared dividend of $0.32 per share of common stock, payable on November 30, 2023, to common stockholders of record as of November 22, 2023.

“We are proud of our third quarter results, which showcased the impact of our growth strategy that we discussed in last quarter’s earnings call. The benefits of our purchases of newly-originated, current-market coupon loans, securitization activity, and debt facility optimization are reflected in our 14.8% net interest margin growth versus the second quarter,” said Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT. “We made additional progress on the expense side of the income statement, reducing operating expenses excluding securitization costs by 12.5% versus the second quarter. Going forward, we remain focused on growing the earnings power of our portfolio while maintaining our strong liquidity position. As such, we plan to continue the selective acquisition of high-quality, current-market coupon loans, participate in strategic securitizations, and manage expenses, allowing us to generate increasingly attractive returns for our shareholders.”

Third Quarter Portfolio and Investment Activity
•The weighted average coupon rate of AOMR’s whole loan portfolio was 5.83% as of September 30, 2023, a 99 basis point improvement versus June 30, 2023. Including loans purchased and committed for purchase since September 30, 2023, the weighted average coupon rate of the whole loan portfolio is 6.37% as of November 6, 2023, reflecting an additional increase of 54 basis points.

Capital Markets Activity
•Participated in the AOMT 2023-5 securitization, contributing loans with a scheduled unpaid principal balance of $93.8 million.
•As of September 30, 2023, the Company was party to three financing lines which permit borrowings in an aggregate amount of up to $859 million.
•Our total financing capacity as of September 30, 2023 stands at $859 million of which approximately $198 million is drawn, leaving capacity of approximately $661 million for new loan purchases.

Balance Sheet
•Target assets totaled $2.1 billion as of September 30, 2023.

•Held residential mortgage whole loans with fair value of $284.4 million as of September 30, 2023.
•Recourse debt to equity ratio was 1.7x as of September 30, 2023. As of today’s date, our recourse debt to equity ratio was 1.0x, reflecting the maturity of US Treasuries and their corresponding repurchase agreements on October 12, 2023.

Dividend
On November 8, 2023, the Company declared a dividend of $0.32 per share of common stock for the third quarter of 2023. The dividend is payable on November 30, 2023 to common stockholders of record as of November 22, 2023.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, November 7, 2023 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 10182168
The playback can be accessed through November 21, 2023.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
INTEREST INCOME, NET
Interest income	$ 23,900	$ 30,148	$ 71,403	$ 86,959
Interest expense	16,490	18,408	50,742	41,849
NET INTEREST INCOME	7,410	11,740	20,661	45,110

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	(12,044)	17,290	(27,056)	56,423
Net unrealized gain (loss) on trading securities, mortgage loans, debt at fair value option, and derivative contracts	17,299	(100,855)	27,868	(255,021)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	5,255	(83,565)	812	(198,598)

EXPENSES
Operating expenses	1,370	2,764	5,788	9,525
Operating expenses incurred with affiliate	599	2,141	1,672	3,834
Due diligence and transaction costs	115	213	136	1,502
Stock compensation	447	3,340	1,195	5,179
Securitization costs	416	1,115	2,326	3,134
Management fee incurred with affiliate	1,445	1,951	4,460	5,830
Total operating expenses	4,392	11,524	15,577	29,004

INCOME (LOSS) BEFORE INCOME TAXES	8,273	(83,349)	5,896	(182,492)
Income tax expense (benefit)	-	-	781	(3,457)
NET INCOME (LOSS)	$ 8,273	$ (83,349)	$ 5,115	$ (179,035)
Preferred dividends	-	(4)	-	(11)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$ 8,273	$ (83,353)	$ 5,115	$ (179,046)
Other comprehensive income (loss)	(1,607)	(10,227)	12,955	(11,979)
TOTAL COMPREHENSIVE INCOME (LOSS)	$ 6,666	$ (93,580)	$ 18,070	$ (191,025)

Basic earnings (loss) per common share	$ 0.33	$ (3.40)	$ 0.20	$ (7.30)
Diluted earnings (loss) per common share	$ 0.33	$ (3.40)	$ 0.20	$ (7.30)

Weighted average number of common shares outstanding:
Basic	24,768,921	24,505,438	24,706,568	24,534,967
Diluted	24,957,668	24,505,438	24,933,833	24,534,967

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	September 30, 2023	December 31, 2022
ASSETS
Residential mortgage loans - at fair value	$ 284,383	$ 770,982
Residential mortgage loans in securitization trusts - at fair value	1,194,119	1,027,442
Commercial mortgage loans - at fair value	5,219	9,458
RMBS - at fair value	579,985	1,055,338
CMBS - at fair value	6,338	6,111
U.S. Treasury securities - at fair value	149,906	—
Cash and cash equivalents	41,894	29,272
Restricted cash	1,068	10,589
Principal and interest receivable	4,691	17,497
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	7,857	14,756
Other assets	20,140	4,767
Total assets	$ 2,295,600	$ 2,946,212

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$ 197,797	$ 639,870
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	1,161,296	1,003,485
Securities sold under agreements to repurchase	188,101	52,544
Due to broker	511,953	1,006,022
Accrued expenses	1,540	1,288
Accrued expenses payable to affiliate	985	2,006
Interest payable	671	2,551
Management fee payable to affiliate	1,455	1,967
Total liabilities	$ 2,063,798	$ 2,709,733

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of September 30, 2023: 350,000,000 shares authorized, 24,955,566 shares issued and outstanding. As of December 31, 2022: 350,000,000 shares authorized, 24,925,357 shares issued and outstanding.	249	249
Additional paid-in capital	476,574	475,379
Accumulated other comprehensive loss	(8,172)	(21,127)
Retained earnings (deficit)	(236,849)	(218,022)
Total stockholders’ equity	$ 231,802	$ 236,479
Total liabilities and stockholders’ equity	$ 2,295,600	$ 2,946,212

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands)
Net income (loss) allocable to common stockholders	$ 8,273	$ (83,353)	$ 5,115	$ (179,046)
Adjustments:
Net unrealized (gains) losses on derivatives	(4,563)	(10,936)	$7,794	(1,570)
Net unrealized (gains) losses on trading securities	4,857	-	$7,134	-
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(5,319)	38,822	$5,784	79,298
Net unrealized (gains) losses on residential loans	(12,338)	73,195	$(48,497)	176,320
Net unrealized (gains) losses on commercial loans	64	(226)	$(83)	759
Non-cash equity compensation expense	447	3,340	$1,195	5,179
Distributable Earnings	$ (8,579)	$ 20,842	$ (21,558)	$ 80,940

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)
(in thousands, except for share and per share data)

	September 30, 2023	June 30, 2023	March 31, 2023

GAAP total stockholders’ equity	$ 231,802	$ 232,676	$ 244,378
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	97,592	95,326	89,284
Stockholders’ equity including economic book value adjustments	$ 329,394	$ 328,002	$ 333,662

Number of shares of common stock outstanding at period end	24,955,566	24,924,886	24,925,357
Book value per share of common stock	$ 9.29	$ 9.34	$ 9.80
Economic book value per share of common stock	$ 13.20	$ 13.16	$ 13.39

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Alec Steinberg or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com